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                                                                    EXHIBIT 11.1


                              CN BIOSCIENCES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                           THREE MONTHS ENDED        NINE MONTHS ENDED
                                                               SEPTEMBER 30             SEPTEMBER 30
                                                         ----------------------------------------------
                                                            1998         1997          1998        1997
                                                         ----------------------------------------------
Net income                                                  1,272         964          3,810      2,836

Average common shares outstanding                           5,697       5,562          5,673      5,383

Net effect of dilutive common share equivalents
based on the treasury stock method                            204         266            210        310

Adjustments to reflect requirements of the
Securities and Exchange Commission (Effect
of SAB 83)                                                     --          --             --         --
                                                         ----------------------------------------------

Adjusted shares outstanding                                 5,901       5,828          5,883      5,693
                                                         ----------------------------------------------

Historical net income per share reflecting
requirements of the SEC                                   $  0.22     $  0.17        $  0.65    $  0.50
                                                         ----------------------------------------------
Effect of assumed conversion of preferred
shares from date of issuance                                   --          --             --         --
                                                         ----------------------------------------------

Adjusted shares outstanding                                 5,901       5,828          5,883      5,693
                                                         ----------------------------------------------

Pro Forma net income per share                            $  0.22     $  0.17        $  0.65    $  0.50
                                                         ----------------------------------------------
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